Exhibit 10.20

SECOND AMENDMENT TO THE

DYNEGY NORTHEAST GENERATION, INC. SAVINGS INCENTIVE PLAN

WHEREAS, Dynegy Inc. (the “Company”), has established and maintains the Dynegy Northeast Generation, Inc. Savings Incentive Plan (the “Plan”) for the benefit of eligible employees of certain participating companies; and

WHEREAS, the Company desires to amend the Plan;

NOW, THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is amended as follows, effective as provided below:

I.

Effective as of January 1, 2006, Section 3.3(b) of the Plan is amended in its entirety to provide as follows;

“(b) With respect to each payroll period, the Employer shall contribute to the Trust, as Employer Matching Contributions, an amount that equals 34% of the Before-Tax Contributions that were made pursuant to Section 3.1 on behalf of each of the Participants whose terms and conditions of employment are governed by a collective bargaining agreement during such payroll period and that were not in excess of 6% of each such Participant’s Compensation for such payroll period.”

II.

Except as modified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to the Plan to be executed this 5 day of December 2005, effective as hereinbefore provided.

DYNEGY INC.

By:	/s/ J. Kevin Blodgett
J. Kevin Blodgett
Title:	General Counsel and EVP, Administration